UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2010

TAO MINERALS LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51922
(Commission File Number)

20-1682702
(IRS Employer Identification No.)

Officina 301 Edeficio El Crusero, Carrera 48, 12 Sur – 148, Medellin, Colombia
(Address of principal executive offices and Zip Code)

780-669-1456
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02    Unregistered Sales of Equity Securities.

Effective April 23, 2010, we issued an aggregate of 6,000,000 shares of our common stock pursuant to debt settlement agreements for the conversion of certain debts incurred in 2007 in the aggregate amount of $42,641.15. We have issued the shares to three (3) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Also effective April 23, 2010, we issued an aggregate of 10,000,000 shares of our common stock pursuant to consulting agreements entered into with four persons. We have issued the shares to four accredited investors (as that term is defined in Regulation D of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

As a result of the foregoing share issuances, we currently have 24,155,599 shares of common stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO MINERALS LTD.

/s/ James Sikora
James Sikora
President

April 28, 2010